AMENDMENT TO

DISTRIBUTION AGREEMENT

THIS AMENDMENT is made as of February 9, 2023, by and between JPMorgan Distribution Services, Inc., and the entities who are currently parties to the Distribution Agreement in place for the open-end investment companies in the J.P. Morgan Funds (the “Agreement”).

WHEREAS, the parties hereto wish to amend the Agreement to reflect the removal of JPMorgan Trust III as a party to the Agreement, effective retroactively as of September 26, 2019, as well as to update the Agreement’s schedules.

NOW, THEREFORE, in consideration of the mutual premises and covenants herein set forth, the parties agree as follows:

1.	Capitalized terms not otherwise defined herein shall have the same meaning as are set forth in the Agreement.

2.	As of the date of the Amendment, Schedules A and D are replaced with new Schedules.

3.	This Amendment shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns.

4.	This Amendment may be executed in one or more counterparts, each of which will be deemed an original, but all of which together shall constitute one and the same instrument.

*            *             *            *

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized officers as of the day and year first above written.

JPMorgan Distribution Services, Inc.

By:
Name:
Title:

J.P. Morgan Fleming Mutual Fund Group, Inc
J.P. Morgan Mutual Fund Investment Trust
JPMorgan Insurance Trust
JPMorgan Trust I
JPMorgan Trust II
JPMorgan Trust IV
Undiscovered Managers Funds

By:
Name:
Title:

2

SCHEDULE A

TO THE DISTRIBUTION AGREEMENT

(Effective as of February 9, 2023)

Name of Trust

Name of Entity	State and Form of Organization

J.P. Morgan Fleming Mutual Fund Group, Inc	Maryland corporation

J.P. Morgan Mutual Fund Investment Trust	Massachusetts business trust

JPMorgan Insurance Trust	Massachusetts business trust

JPMorgan Trust I	Delaware statutory trust

JPMorgan Trust II	Delaware statutory trust

JPMorgan Trust IV	Delaware statutory trust

Undiscovered Managers Funds	Massachusetts business trust

3